Exhibit 99.1

NASDAQ: SMBC November 11, 2021

Important Statements Forward Looking Statements This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Southern Missouri Bancorp, Inc. (the “Company”). These forward-looking statements may include, without limitation, statements with respect to anticipated future operating and financial performance, growth opportunities, interest rates, cost savings and funding advantages expected or anticipated to be realized by management. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify these forward looking statements. Forward-looking statements by the Company and its management are based on beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions of management and are not guarantees of future performance. The important factors we discuss below, as well as other factors identified in this filing and in our other filings with the SEC and those presented elsewhere by our management from time to time, could cause actual results to differ materially from those indicated by the forward-looking statements made in this document: potential adverse impacts to the economic conditions in the Company’s local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets, generally, resulting from the ongoing COVID 19 pandemic and any governmental or societal responses thereto; expected cost savings, synergies and other benefits from our merger and acquisition activities, including our ongoing and recently completed acquisitions, might not be realized within the anticipated time frames, to the extent anticipated, or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; the strength of the United States economy in general and the strength of the local economies in which we conduct operations; fluctuations in interest rates and in real estate values; monetary and fiscal policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the U.S. Government and ther governmental initiatives affecting the financial services industry; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses; our ability to access cost-effective funding; the timely development of and acceptance of our new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors’ products and services; fluctuations in real estate values and both residential and commercial real estate markets, as well as agricultural business conditions; demand for loans and deposits in our market area; legislative or regulatory changes that adversely affect our business; changes in accounting principles, policies, or guidelines; results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our reserve for loan losses or to write-down assets; 2

Forward Looking Statements, continued the impact of technological changes; and our success at managing the risks involved in the foregoing. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Non-GAAP Financial Measures Tangible common equity, tangible book value per common share, core diluted earnings per common share, and core net interest margin are financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures used by other companies. We calculate tangible common equity by excluding the balance of intangible assets from common stockholders’ equity. We calculate tangible book value per common share by dividing tangible common equity by common shares outstanding, less restricted common shares not vested, as compared to book value per common share, which we calculate by dividing common stockholders’ equity by common shares outstanding, less restricted common shares not vested. We believe that this is consistent with the treatment by bank regulatory agencies, which generally exclude intangible assets from the calculation of risk-based capital ratios. We calculate core diluted earnings per common share by excluding from net interest income the accretion of fair value discount on the acquired loan portfolio and amortization of fair value premium on the acquired time deposit portfolio resulting from the fiscal 2015 acquisition of Peoples Bank of the Ozarks (the Peoples Acquisition), the fiscal 2017 acquisition of Capaha Bank (the Capaha Acquisition), the fiscal 2018 acquisition of Southern Missouri Bank of Marshfield (the SMB-Marshfield Acquisition), the fiscal 2019 acquisition of First Commercial Bank (the First Commercial Acquisition), and the fiscal 2020 acquisition of Central Federal Savings & Loan Association (the Central Federal Acquisition) and also excluding from noninterest expense the acquisition expenses we incurred during fiscal years 2017, 2018, 2019, and 2020 resulting from the acquisitions we undertook during those years. We believe that core diluted earnings per common share is useful in assessing our core operating performance, particularly when comparing periods or when comparing our operating performance to the operating performance of our industry peers. We calculate core net interest margin by excluding from net interest income the accretion of fair value discount on the acquired loan portfolio and amortization of fair value premium on the acquired time deposit portfolio resulting from the Peoples Acquisition, the Capaha Acquisition, the SMB- Marshfield Acquisition, the First Commercial Acquisition, and the Central Federal Acquisition. We believe that each of these non-GAAP financial measures provides information that is important to investors and that is useful in understanding our capital position and ratios. Reconciliations of the non-GAAP measures of tangible common equity, tangible book value per common share, core diluted earnings per common share, and core net interest margin to the GAAP measures of common stockholders’ equity, book value per common share, diluted earnings per common share, and net interest margin are set forth below. Important Statements (cont.) 3

Important Statements (cont.) 4 Dollars in thousands, except per share data June 30, 2017 June 30, 2018 June 30, 2019 June 30, 2020 June 30, 2021 Sep. 30, 2021 Common stockholders' equity 173,083 $ 200,694 $ 238,392 $ 258,347 $ 283,423 $ 293,260 $ Less: Goodwill 8,631 13,078 14,089 14,089 14,089 14,089 Less: Other intangible assets, net 6,759 6,918 9,239 7,700 7,129 6,779 Tangible common equity 157,693 $ 180,698 $ 215,064 $ 236,558 $ 262,205 $ 272,392 $ Book value per common share 20.19 $ 22.38 $ 25.74 $ 28.39 $ 31.94 $ 33.15 $ Less: Intangible assets per common share 1.79 2.23 2.52 2.39 2.39 2.36 Tangible book value per common share 18.40 $ 20.15 $ 23.22 $ 26.00 $ 29.55 $ 30.79 $ Share information Common shares outstanding 8,591,363 8,996,584 9,289,308 9,127,390 8,905,198 8,878,591 Adjustment for restricted common shares not vested (18,775) (28,700) (28,250) (28,025) (31,845) (31,845) Common shares for book value determination 8,572,588 8,967,884 9,261,058 9,099,365 8,873,353 8,846,746 As of

Important Statements (cont.)

Dollars in thousands, except per share data	For the year ended June 30, 2017	June 30, 2018	June 30, 2019	June 30, 2020	June 30, 2021	For the three months ended Sep. 30, 2021
Net income	$ 15,552	$ 20,929	$ 28,904	$ 27,545	$ 47,180	$ 12,746
Non-core (income) and expense items:						
Net interest income resulting from accretion of fair value discount on acquired loans and amortization of fair value premium on acquired time deposits resulting from the Peoples, Capaha, SMB-Marshfield, First Commercial, and Central Federal Acquisitions	(1,493)	(2,253)	(2,905)	(1,804)	(1,939)	(376)
Acquisition expenses	710	925	829	1,170	-	-
Total non-core (income) and expense items	(783)	(1,328)	(2,076)	(634)	(1,939)	(376)
Income tax effect of non-core items [(1)]	(290)	(388)	(465)	(142)	(434)	(84)
After tax impact of non-core (income) and expense items	(493)	(940)	(1,611)	(492)	(1,505)	(292)
Core net income	15,059	19,989	27,293	27,053	45,675	12,454
Less: distributed & undistributed earnings to participating securities	-	-	-	-	153	45
Less: Preferred dividend and redemption charge	-	-	-	-	-	-
Core income available to common shareholders	$ 15,059	$ 19,989	$ 27,293	$ 27,053	$ 45,522	$ 12,409
Diluted earnings per common share	$ 2.07	$ 2.39	$ 3.14	$ 2.99	$ 5.22	$ 1.43
Less: Impact of non-core items on diluted earnings per common share	(0.07)	(0.10)	(0.17)	(0.05)	(0.17)	(0.03)
Core diluted earnings per common share	$ 2.00	$ 2.29	$ 2.97	$ 2.94	$ 5.05	$ 1.40
Average basic common shares	7,483,350	8,734,334	9,193,235	9,189,876	9,007,813	8,867,149
Average diluted common shares	7,510,880	8,745,522	9,203,909	9,199,169	9,010,736	8,877,322
Net interest margin (annualized)	3.74%	3.78%	3.78%	3.72%	3.77%	4.01%
Less: annualized impact of excluding accretion of fair value discount on acquired loans and amortization of fair value premium on acquired time deposits related to the Peoples, Capaha, SMB-Marshfield, First Commercial, and Central Federal Acquisitions	0.10%	0.14%	0.15%	0.08%	0.08%	0.06%
Core net interest margin (annualized)	3.64%	3.64%	3.63%	3.64%	3.69%	3.95%

(1) Reflects combined federal/state marginal income tax rate of 37.0% for the fiscal year ended June 30, 2017; a rate of 29.2% for the fiscal year ended June 30, 2018; and a rate of 22.4% for the fiscal years or fiscal year to date thereafter.

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Company Overview Headquartered in Poplar Bluff, MO, with locations across southern Missouri, in northeast and north- central Arkansas, and in southern Illinois. $2.7 billion in assets as of September 30, 2021. Loans, net, totaled $2.2 billion; deposits were $2.4 billion; stockholders’ equity totaled $293 million. Tangible common equity* of $272.4 million results in TBV/common share* of $30.79 at September 30, 2021, which has grown at a compounded annual growth rate of 12.9% since June 30, 2017. The Company’s profitability was significantly impacted in FY 2021 and FYTD 2022 by recognition of origination fees on SBA Paycheck Protection Program (PPP) loans, as forgiveness payments were received and accretion of the deferred fees was accelerated. The fees, recognized as loan interest income, resulted in additional $3.4 million pre-tax income in FY 2021, increasing diluted EPS by $0.30, net of tax, and net interest margin by 14 basis points. In FYTD 2022, this pre-tax income totaled $2.2 million, increasing diluted EPS by $0.19, net of tax, and net interest margin by 34 basis points. Effective July 1, 2020, the Company adopted ASU 2016-13, the current expected credit losses, or “CECL” standard. The allowance for credit losses increased to 1.61% of gross loans (1.71% of loans excluding PPP) at September 30, 2020, as compared to 1.16% of gross loans (1.24% of loans excluding PPP) prior to adoption, at June 30, 2020. As of September 30, 2021, as the outlook for economic conditions has improved, the allowance for credit losses has declined to 1.43% of gross loans (1.44% of loans excluding PPP). The Company recorded a negative provision for credit losses of $1.0 million for fiscal 2021, inclusive of a negative provision of $602,000 related to funded loan balances, and a negative provision of $422,000 related to unfunded credit commitments. In the first quarter of fiscal 2022, the Company recorded a negative provision for credit losses of $305,000, inclusive of a negative provision of $679,000 related to funded loan balances, partially offset by a provision of $374,000 related to unfunded credit commitments. * See “Important Statements – Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures. 6

Company Overview (cont.) In September 2021, the Company announced a merger with Fortune Financial, Inc., parent of FortuneBank, with two branches in Jefferson and St. Louis Counties, Missouri, both located within the St. Louis, Missouri, MSA. At June 30, 2021, Fortune’s consolidated assets were $254 million, including loans, net, of $209 million, while deposits totaled $214 million. Consideration is comprised of stock and cash at a 60:40 ratio, with the exchange ratio for the stock portion fixed based on SMBC’s $43.99 average closing price over the 20-day trading period ended September 24, 2021. In October 2021, the Company announced that it entered into an agreement to acquire the Cairo, Illinois, branch location and assume the deposits of First National Bank, Oldham, South Dakota. The branch holds approximately $29 million in deposits, and the Company intends to consolidate the branch with its existing Cairo, Illinois, facility. In May 2020, the Company acquired Central Federal Savings and Loan, Rolla, Missouri, adding a single location with $51 million in loans and $47 million in deposits. In November 2018, the Company acquired First Commercial Bank, adding $144 million in loans and $171 million in deposits. The Company retained seven acquired locations, all in southeast Missouri. In February 2018, the Company acquired Southern Missouri Bank of Marshfield, located in a community within the Springfield, Missouri MSA, adding $68 million in loans, and $70 million in deposits. In June 2017, the Company acquired Capaha Bank, with six locations in Cape Girardeau and Jackson, Missouri; and three locations in southern Illinois. The acquisition added $152 million in loans, and $167 million in deposits. In August 2014, the Company acquired Peoples Bank of the Ozarks, adding 10 locations in southwest Missouri, including eight in the Springfield, Missouri MSA, with $190 million in loans and $222 million in deposits. 7

Branch Map Southern Bank operates 50 banking facilities across southern Missouri, northeast and north-central Arkansas, and southern Illinois. The Fortune acquisition will add two facilities, and the Cairo branch acquisition will result in a branch consolidation. 8

Profitability and Earnings History 1.05% 1.17% 1.38% 1.18% 1.79% 1.87% FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FYTD 2022 11.7% 11.3% 13.1% 11.1% 17.7% 17.7% FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FYTD 2022 Return on average common equity $2.00 $2.29 $2.97 $2.94 $5.05 $1.40 $2.07 $2.39 $3.14 $2.99 $5.22 $1.43 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FYTD 2022 Core Diluted Common EPS* Diluted Common EPS Historical diluted common EPS and core diluted common EPS* 9 Data is for the fiscal years ended June 30, except for FYTD 2022, which is as of and for the three-month period ended September 30, 2021. * See “Important Statements – Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures. Return on average assets

Earnings Components Net interest income, NIM, and core NIM* (dollars in thousands) $51,122 $62,383 $72,782 $80,136 $92,686 $25,638 3.74% 3.78% 3.78% 3.72% 3.77% 4.01% 3.64% 3.64% 3.63% 3.64% 3.69% 3.95% 3.50% 3.75% 4.00% 4.25% $0 $20,000 $40,000 $60,000 $80,000 $100,000 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FYTD 2022 Net Interest Income Net Interest Margin Core Net Interest Margin* Efficiency ratio & noninterest expense / average assets 60.8% 57.7% 55.9% 57.4% 48.0% 47.2% 2.51% 2.39% 2.28% 2.33% 2.05% 2.08% 1.80% 2.00% 2.20% 2.40% 2.60% 40.0% 45.0% 50.0% 55.0% 60.0% 65.0% FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FYTD 2022 Efficiency Ratio Non-Interest Exp. / Avg. Assets Data is for the fiscal years ended June 30, except for FYTD 2022, which is as of and for the three-month period ended September 30, 2021. Acquisition-related costs of $710,000 in FY 2017, $925,000 in FY 2018, $829,000 in FY 2019, and $1.2 million in FY 2020 increased the Efficiency Ratio and our Noninterest Expense/Average Assets by 1.1 percentage points and five basis points, respectively, in FY 2017; by 1.2 percentage points and five basis points, respectively, in FY 2018, by 0.9 percentage points and four basis points, respectively, in FY 2019; and by 1.2 percentage points and five basis points, respectively, in FY 2020. * See “Important Statements – Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures. 10 Interest income recognized on PPP loans due to early prepayment (forgiveness) added 14 bps to NIM and core NIM* in FY 2021; added 34 bps to NIM and core NIM* in FYTD 2022.

Credit Quality Performance 0.23% 0.58% 1.13% 0.40% 0.26% 0.27% 0.00% 0.50% 1.00% 1.50% FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FYTD 2022 1.10% 1.15% 1.07% 1.16% 1.49% 1.43% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FYTD 2022 246% 139% 80% 224% 409% 388% 0% 100% 200% 300% 400% 500% FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FYTD 2022 Data is for the fiscal years ended June 30, except for FYTD 2022, which is as of and for the three-month period ended September 30, 2021. NPLs are defined as nonaccrual loans plus loans past due 90 days or more and still accruing. NPAs are defined as nonaccrual loans, plus loans past due 90 days or more and still accruing, plus other real estate owned, plus other repossessed assets. NCOs are net charge-offs. NPLs / loans Reserves / gross loans Reserves / NPAs NCOs / average loans 0.05% 0.02% 0.02% 0.04% 0.03% 0.03% 0.00% 0.05% 0.10% FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FYTD 2022 11 Gideon Acquisition, November 2018

Loan Growth Loan portfolio, at period end (gross loans, excluding loans in process and deferred loan fees; dollars in millions) $1,413 $1,582 $1,866 $2,171 $2,237 $2,283 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FYTD 2022 Consumer & Other Agricultural Operating & Equip. Commercial Business Construction R/E (balances funded) Agricultural R/E Commercial R/E Residential R/E Data is for the fiscal years ended June 30, except for FYTD 2022, which is as of and for the three-month period ended September 30, 2021. Residential real estate includes multifamily. Acquisitions over this time period included the following loan portfolios, noted at fair value on the acquisition date: Central Federal Acquisition, May 2020: $51 million Gideon Acquisition, November 2018: $144 million SMB-Marshfield Acquisition, February 2018: $68 million 12 PPP loan balances totaled $132.3 million at June 30, 2020, $63.0 million at June 30, 2021, and $26.4 million at Sep. 30, 2021

Loan Portfolio Composition Residential R/E, 33.4% Commercial R/E, 31.3% Agricultural R/E, 8.1% Construction R/E, 5.6% Commercial Business, 12.5% Agricultural Operating & Equip., 5.5% Consumer and Other, 3.5% Residential R/E, 31.3% Commercial R/E, 32.8% Agricultural R/E, 9.9% Construction R/E, 4.0% Commercial Business, 11.4% Agricultural Operating & Equip., 6.1% Consumer and Other, 4.5% Loans, as of September 30, 2021 Loans, as of June 30, 2017 13

Deposit Growth Deposits, at period end (dollars in millions) Data is for the fiscal years ended June 30, except for FYTD 2022, which is as of and for the three-month period ended September 30, 2021. Acquisitions over this time period included the following deposit balances assumed, noted at fair value on the acquisition date: Central Federal Acquisition, May 2020: $47 million Gideon Acquisition, November 2018: $171 million SMB Acquisition, February 2018: $68 million 14 $1,456 $1,580 $1,894 $2,185 $2,331 $2,372 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FYTD 2022 Noninterest-bearing Transaction Accounts Interest-bearing Transaction Accounts Money Market Deposit Accounts Savings Accounts Certificates < $250,000 Brokered Certificates (not reciprocal) Certificates > $250,000

Deposit Portfolio Composition CDs >= $250,000, 4.6% Brokered CDs (not reciprocal), 5.2% CDs < $250,000, 27.0% Savings, 10.1% MMDAs, 7.3% NOW, 32.9% Noninterest, 12.8% Deposits, as of September 30, 2021 Deposits, as of June 30, 2017 CDs >= $250,000, 5.2% Brokered CDs (not reciprocal), 0.2% CDs < $250,000, 18.0% Savings, 10.1% MMDAs, 10.7% NOW, 39.6% Noninterest, 16.3% 15

COVID-19 Deferrals & Modifications 16 The Company has adopted treatment allowed under the CARES Act and subsequent legislation to not report as TDRs certain loans that were otherwise current and performing prior to the COVID-19 pandemic, but for which borrowers experienced or expected financial difficulties due to the effects of the pandemic: At June 30, 2020, loans granted full payment deferrals totaled $117.3 million, and loans granted modifications to make interest-only payments totaled $168.9 million. At June 30, 2021, no loans were granted full payment deferrals, and loans granted modifications to make interest-only payments totaled $23.9 million. At September 30, 2021, no loans were granted full payment deferrals, and loans granted modifications to make interest-only payments totaled $23.7 million. Each of the four loans, totaling $23.7 million, under a COVID-related payment modification as of September 30, 2021, have been designated a “special mention” credit. These loans are secured by metro-area hotel properties.

Stock Valuation $0.40 $0.44 $0.52 $0.60 $0.62 $0.20 1.24% 1.13% 1.49% 2.47% 1.38% 1.78% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FYTD 2022 Dividends per Common Share Annualized Dividend Yield Dividends per common share and dividend yield $18.40 $20.15 $23.22 $26.00 $29.55 $30.79 $32.26 $39.02 $34.83 $24.30 $44.96 $44.89 $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FYTD 2022 Tangible Book Value per Common Share* Closing Stock Price Tangible book value per common share* and closing stock price TBV/CS annualized growth of 12.9%, including impact of CECL adoption** 17 Data is for the fiscal years ended June 30, except for FYTD 2022, which is as of and for the three-month period ended September 30, 2021. Stock price used to calculate dividend yield is the period end closing stock price. * See “Important Statements – Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures. ** Compound annualized growth rate for tangible book value per common share from June 30, 2017 through September 30, 2021.

Stock Performance – Five Year Total Return Data is as of November 8, 2021, when our closing stock price was $59.80. Three-year total returns are: SMBC, 88.1%; S&P US BMI Banks, 48.3%; S&P 500, 78.3%; Russell 2000, 63.8%. One-year total returns are: SMBC, 132.9%; S&P US BMI Banks, 61.0%; S&P 500, 34.4%; Russell 2000, 44.7%. Source: S&P Global Market Intelligence 18